EXHIBIT 28
                 INFORMATION FROM REPORTS FURNISHED
             TO STATE INSURANCE REGULATORY AUTHORITIES


                The information contained in this Exhibit represents information contained in Schedule P of Annual Statements provided to state regulatory authorities by the Company's property/casualty insurance company subsidiaries, Erie Insurance Company, Erie Insurance Company of New York and Erie Insurance Property & Casualty Company, net of reinsurance. However, under SFAS113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts" which the Company adopted in 1993, the prior practice of offsetting assets and liabilities relating to reinsurance contracts was eliminated for GAAP reporting purposes. Thus, the following is a reconciliation between the loss and loss adjustment expenses reported on the Company's December 31, 1996 Consolidated Statements of Financial Position, contained in the Company's 1996 Annual Report, page 25, and that reported on the Erie Insurance Company's, Erie Insurance Company of New York's and Erie Insurance Property & Casualty Company's December 31, 1996 Annual Statements.

Loss and loss adjustment expense per Annual Statement:
         Erie Insurance Company                                  $ 79,758,662
         Erie Insurance Property & Casualty Company                         0
         Erie Insurance Company of New York                         7,975,867
                                                                 ------------
Subtotal - Loss and loss adjustment expense, net of
 reinsurance                                                     $ 87,734,529
SFAS113 Reinsurance gross-up adjustment:
         Erie Insurance Company                                   253,868,159
         Erie Insurance Property & Casualty Company                44,711,792
         Erie Insurance Company of New York                           110,539
                                                                 ------------
Loss and loss adjustment expense per Erie Indemnity Company
 Consolidated Financial Statements                               $386,425,019
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